UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2016

MB FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36599	36-4460265
(State or other jurisdiction	(Common File No.)	(IRS Employer
of incorporation)		Identification Number)

800 West Madison Street, Chicago, Illinois	60607
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (888) 422-6562

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 24, 2016, the Board of Directors of MB Financial, Inc. (the “Company”) promoted John Francoeur to Chief Accounting Officer of the Company. Prior to Mr. Francoeur’s promotion, the principal accounting officer function had been performed by the Company’s Chief Financial Officer, Jill E. York, in addition to her role as principal financial officer.

Mr. Francoeur, age 43, joined the Company in 2005 as Vice President of Financial Reporting and was promoted to Senior Vice President of Financial Reporting in 2006 and Senior Vice President and Managing Director of Finance and Accounting in 2014. Prior to joining the Company, Mr. Francoeur was employed with the capital markets finance group of J.P. Morgan from 2003 to 2005 and prior to that was employed in public accounting by KPMG LLP for nine years, having left the firm as a senior manager.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.

Date: February 25, 2016	By:	/s/Jill E. York
Jill E. York
Vice President and Chief Financial Officer